Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NutraCea and subsidiaries
El Dorado Hills, California

We hereby consent to the incorporation by reference into Registration Statement 333-110585 of our report dated February 14, 2005 relating to the audit of the financial statements as of December 31, 2004 and for each of the two years then ended appearing in this Report on Form 10-KSB/A.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

November 17, 2005